WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”), dated as of May 12, 2011, is by and between Compliance Systems Corporation, a Nevada corporation (“CSC”), and Barry M. Brookstein, a resident of the State of  California (“Warrantholder”).

WHEREAS, Warrantholder is the holder of the Common Stock Purchase Warrants of CSC set forth on Exhibit I to this Agreement (each, an “Old Warrant” and, collectively, the “Old Warrants” );

WHEREAS, each of the Old Warrants is governed by the rights, terms and conditions as set forth on the warrant certificate (each, an “Old Warrant Certificate”) evidencing such Old Warrant;

WHEREAS, the aggregate number of Old Warrants totals 55,340,000 (the “Stated Number of Warrants”);

WHEREAS, Warrantholder and CSC desire to exchange the Old Warrants for a total of 55,340,000 new Common Stock Purchase Warrants of CSC (each, a “New Warrant” and, collectively, the “New Warrants”) upon the terms and conditions as set forth in this Agreement;

WHEREAS, each New Warrant shall have the rights, terms and conditions as set forth in the warrant certificate(s) (each, a “New Warrant Certificate”) to evidence the New Warrants; and

WHERAS, each New Warrant Certificate shall be in the form attached as Exhibit II to this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Exchange of Old Warrants for New Warrants.  In reliance on the representations and warranties contained in this Agreement and subject to the terms and conditions of this Agreement, at the Closing (as such is defined below):

(a)           Warrantholder will assign and deliver to CSC and CSC will acquire from Warrantholder all of the Warrantholder’s rights, title and interest in each of the Old Warrants, and physical possession of each Old Warrant Certificate evidencing any of the Old Warrants, and

(b)           CSC will deliver to Warrantholder and Warrantholder will acquire from CSC all rights, title and interest in all of the New Warrants and physical possession of New Warrants Certificates evidencing all of the New Warrants, free and clear of all liens and encumbrances whatsoever, except to the extent provided in this Agreement, the New Warrant Certificates and applicable law.

2.           The Closing.

(a)           Place and Date.  The closing (the “Closing”) of the exchange transaction contemplated by this Agreement shall take place at the offices of Moritt Hock & Hamroff LLP, located at 400 Garden City Plaza, Garden City, New York 11530, commencing at 10:00 a.m. on May 12, 2011 (or at such other place, on such other date and/or at such other time as the parties may agree in writing) (in either case, the “Closing Date”).  Notwithstanding anything to the contrary contained in this Agreement, the effective date of the consummation of the transactions contemplated by this Agreement shall be May 12, 2011.

(b)           Documents to be Delivered by Warrantholder.  At the Closing, Warrantholder shall deliver to CSC each of the original, executed Old Warrants Certificates evidencing the Old Warrants, together with such powers, assignments or other instruments of transfer and assignment as shall be necessary to transfer, assign, convey and vest in CSC all of Warrantholder’ right, title and interest in and to all of the Old Warrants and Old Warrants Certificates, duly executed by Warrantholder.

(c)           Documents to be Delivered by CSC.  At the Closing, CSC shall deliver to of Warrantholder one or more New Warrant Certificates, the denominations to be determined by Warrantholder in Warrantholder’s reasonable discretion, evidencing, in the aggregate, all of the New Warrants, such New Warrant Certificates to be duly executed by CSC.

(d)           Form of Documents.  Unless specifically otherwise provided in this Agreement, all documents to be delivered pursuant to this section 2 by one party to the other party to this Agreement shall be in form and substance reasonably satisfactory to the other party.

3.           Representations, Warranties and Covenants of Warrantholder.  Warrantholder represents, warrants, covenants and agrees to and with CSC as follows:

(a)           Corporate Status.  Warrantholder is an individual residing in the State of California;

(b)           Authority of Agreement.  Warrantholder has the legal capacity to execute and deliver this Agreement and to carry out Warrantholder’s obligations under this Agreement; this Agreement constitutes the valid and legally binding obligations of Warrantholder, enforceable against Warrantholder in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, now or hereafter in effect, and subject to the application of equitable principles and the availability of equitable remedies;

(c)          No Conflicts.  The execution, delivery and performance of this Agreement and the other instruments and agreements to be executed, delivered and performed by Warrantholder pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement by Warrantholder do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, any order, judgment, decree, statute, regulation, contract, agreement or any other restriction any kind or description to which Warrantholder may be bound;

(d)          Ownership of the Old Warrants.  Warrantholder is the lawful record and beneficial owner of each of the Old Warrants, free and clear of any and all security interests, liens, encumbrances, claims, pledges, rights, charges, escrows, options, rights of first refusal, contracts, commitments, understandings and of any kind; Warrantholder has the full right, power and authority to exchange, sell, transfer and assign each of the Old Warrants pursuant to the terms and conditions of this Agreement, to the effect that CSC, immediately after the Closing, shall be the lawful record and beneficial owner of each of the Old Warrants, free and clear of any and all security interests, liens, encumbrances, claims, pledges, rights, charges, escrows, options, rights of first refusal, contracts, commitments, understandings or obligations of any kind, except as may arise from acts or omissions of CSC; and the total number of Old Warrants is the Stated Number of Warrants;

(e)          Investment Intent.  Warrantholder is acquiring the New Warrants, and, in connection with the exercise of any of the New Warrants, if any, will be acquiring the shares (each, a “New Warrants Share”) of the common stock, par value $0.001 per share (the “Common Stock”), of CSC issuable upon exercise of such New Warrants, for Warrantholder’s own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, or any applicable state securities or blue-sky laws, and no one other than Warrantholder has any interest in any of the New Warrants and/or New Warrant Shares (collectively, the “Securities”) or this Agreement;

(f)           Offering Exempt from Registration; CSC’s Reliance.  CSC has advised Warrantholder that:
(i)           None of the Securities have been or will be registered under the Securities Act or under the laws of any state on the basis that the issuance thereof is exempt from such registration;
(ii)          CSC’s reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of Warrantholder’s representations contained in this Agreement;
(iii)         As a result of such lack of registration, none of the Securities may be resold or otherwise transferred or disposed without registration pursuant to or an exemption therefrom available under the Securities Act and such state securities laws; and

(iv)         In furtherance of the provisions of this paragraph 3(e), each New Warrant Certificate and stock certificate representing any of the New Warrants shall bear a restrictive legend substantially in the following form:

If on a New Warrant Certificate:

“NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH WARRANTS HAVE BEEN ACQUIRED, AND ANY SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS ARE REQUIRED TO BE ACQUIRED, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH WARRANTS AND/OR SUCH SHARES OR OTHER SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH WARRANTS AND SUCH SHARES OR OTHER SECURITIES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.”

If on a stock certificate evidencing any of the New Warrant Shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH INTEREST TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.”

(g)          Sophistication of the Investor.  Warrantholder has evaluated the merits and risks of acquiring the New Warrants (and will evaluate the merits and risks of acquiring any of the New Warrant Shares by duly exercising the New Warrants) and has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of such acquisitions (and purchases), is aware of and has considered the financial risks and hazards of acquiring (and purchasing) the Securities, and is able to bear the economic risk of acquiring (and purchasing) the Securities, including the possibility of a complete loss with respect to such purchase;

(h)           Access to Information.  Warrantholder has had access to such information regarding the business and finances of CSC and the Securities, the receipt and careful reading of which is hereby acknowledged by Warrantholder, and has been provided the opportunity to:
(i)           obtain any additional information which CSC possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided to Warrantholder; and
(ii)          discuss with CSC’s management the business, affairs and financial condition of CSC and such other matters with respect to CSC as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operations of CSC;

(i)           No Guarantees.  That it never has been represented, guaranteed or warranted to Warrantholder by CSC, or any of CSC’s officers, directors, agents, representatives or employees, or any other person, expressly or by implication, that:
(i)           any gain will be realized by Warrantholder from Warrantholder’s acquisition of the Securities;
(ii)          that there will be any approximate or exact length of time that the undersigned will be required to remain as a holder of the Securities; or
(iii)         that the past performance or experience on the part of CSC, its predecessors, manager or employees or of any other person, will in any way indicate any future results of CSC;

(i)           No Other Representations, Warranties, Covenants or Agreements of the Company.  Except as set forth in this Agreement, or the documents referred to in this Agreement, CSC has not made any representation, warranty, covenant or agreement with respect to the matters contained herein;

(j)           High Degree of Investment Risk.  Warrantholder acknowledges and understands that the acquisition of the Securities involves a high degree of risk and may result in a loss of the entire amount invested; that CSC has limited working capital and limited sources of financing available; and that there is no assurance that CSC’s operations will be profitable in the future;

(k)           Knowledge and Experience.  Warrantholder, individually and/or together with Warrantholder’s professional advisors, has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in securities (including the securities of new and speculative companies), so as to enable Warrantholder to use the information made available by CSC in order to evaluate the merits and risks of and investment in CSC, and to make an informed investment decision with respect thereto; and

(l)           Independent Decision.  Warrantholder is not relying on CSC or on any accounting, tax, legal or other opinion in the materials reviewed by Warrantholder with respect to the accounting, financial or tax considerations of Warrantholder relating to investment in CSC; Warrantholder has relied solely on the representations, warranties, covenants and agreements of CSC in this Agreement and on Warrantholder’s own examination and independent investigation in making a decision to acquire the Securities.

4.           Representations, Warranties and Covenants of CSC.  CSC represents, warrants, covenants and agrees to and with Warrantholder as follows:

(a)           Corporate Status.  CSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to carry on its business as now conducted;

(b)           Authority for Agreements.  CSC has the power and authority to execute and deliver this Agreement and to carry out CSC’s obligations under this Agreement; the execution, delivery and performance by CSC of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of CSC and this Agreement constitutes the valid and legally binding obligation of CSC, enforceable against CSC in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, now or hereafter in effect, and subject to the application of equitable principles and the availability of equitable remedies;

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the other instruments and agreements, to be executed, delivered and performed by CSC pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement and thereby by CSC do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, the certificate of incorporation or the by-laws of CSC or any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any kind or description to which CSC is a party or by which CSC may be bound; and

(d)           New Warrants Validly Issued.  Each of the New Warrants has been duly authorized by CSC and, upon delivery by CSC to Warrantholder in exchange for receipt by CSC from Warrantholder of all of the Old Warrants, shall constitute a true and valid obligation of CSC in accordance with the terms of the New Warrant Certificates;

(e)           New Warrant Shares.  Each of the New Warrant Shares has been duly authorized by CSC and:
(i)           the New Warrant Shares, upon issuance in accordance with the terms and conditions of the New Warrant Certificates, shall be duly authorized, validly issued, fully paid for and non-assessable; and
(ii)          CSC has duly reserved for issuance upon proper exercise of the New Warrants such number of New Warrant Shares as equals the Stated Number of Warrants.

5.           Further Assurances.  At any time and from time to time after the Closing, each party shall, without further consideration, execute and deliver to the other such other instruments of transfer and assumption and shall take such other actions as the other may reasonably request to carry out the exchange transaction contemplated by this Agreement.

6.           Indemnification; Survival.

(a)           From and after the date hereof, Warrantholder will indemnify and hold harmless CSC and CSC’s officers, directors, employees and agents against any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys’ fees and expenses) that are based upon or that arise out of any misrepresentation or breach of any warranty or agreement made by Warrantholder in this Agreement.

(b)           From and after the date hereof, CSC will indemnify and hold harmless Warrantholder and Warrantholder’s employees and agents against any and all liability, damage, deficiency, loss, cost r expense (including reasonable attorneys’ fees and expenses) that are based upon or that arise out of any misrepresentation or breach of any warranty or agreement made by CSC in this Agreement.

(c)           Each party (the “Indemnified Party”) entitled to indemnification under this Agreement shall give prompt notice to the party (the “Indemnifying Party”) required to provide indemnification under this Agreement after such Indemnified Party has received actual knowledge of any third-party claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at Indemnifying Party’s expense) to assume the defense of any claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense, but only at such Indemnified Party’s expense; and provided, further, that the omission by any Indemnified Party to give prompt notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement, except to the extent that the omission results in a failure of actual prompt notice to the Indemnifying Party and such Indemnifying Party is damaged as a result of the failure to give prompt notice.  No Indemnifying Party, in the defense of the such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.  In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand in the Indemnified Party’s sole and reasonable discretion, all at the Indemnifying Party’s expense.  In any event, Warrantholder and CSC shall cooperate in the defense of any such action and the records of each shall be available to the other with respect to such defense.

(d)           Any notice of a claim by reason of any of the representations, warranties and agreements contained in this Agreement, shall state specifically the representation, warranty, covenant or agreement with respect to which the claim is made and the amount of liability asserted against the other party by reason of the claim.  The representations, warranties, covenants, agreements and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement, any examination on behalf of such parties, the Closing and the completion of the transactions contemplated herein.

7.           Miscellaneous.

(a)           Payment of Expenses.  CSC shall bear all reasonable expenses of Warrantholder, including reasonable attorneys’ fees, with respect to this Agreement and the transactions contemplated by this Agreement.

(b)           Consent to Jurisdiction and Waivers.  Each of the parties to this Agreement irrevocably consents that any legal action or proceeding against any of them under, arising out of or in any manner relating to, this Agreement or any other document delivered in connection with this Agreement, may be brought in any court of the State of New York located within Nassau or Suffolk County or in the United States District Court for the district encompassing Nassau or Suffolk County, New York.  The parties to this Agreement, by the execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding.  The parties hereto further irrevocably consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by any other manner provided for in paragraph 7(d).  The parties to this Agreement hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenient or any similar basis.  Nothing in this paragraph 7(b) shall affect or impair in any manner or to any extent the right of either party to commence legal proceedings or otherwise proceed against any other party hereto in any jurisdiction or to serve process in any manner permitted by law.

(c)           Amendments and Waivers.  Except as otherwise provided in this Agreement, the provisions of this Agreement may not be amended, modified or implemented without the written consent of each of the parties to this Agreement.  Any of the parties to this Agreement may, by written notice to the other,
(i)           waive any of the conditions to its obligations hereunder or extend the time for the performance of any of obligations or actions of the other,
(ii)          waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement,
(iii)         waive compliance with any of the covenants of the other contained in this Agreement, and
(iv)         waive or modify performance of any of the obligations of the other.

No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or waiver of compliance with any representation, warranty, condition or agreement contained in this Agreement.  Waiver of the breach of anyone or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

(d)           Notices.  All notices, demands, requests, demands and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day or (iii) mailed by registered or certified mail, return receipt requested, postage prepaid; in the case of clauses (ii) or (iii) of this paragraph 7(d), to the following addresses:

If to CSC, to:	Barry M. Brookstein, Chief Financial Officer
Compliance Systems Corporation
90 Pratt Oval
Glen Cove, New York 11542

with a copy to:	Dennis C. O’Rourke, Esq.
Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, New York 11530

If to Warrantholder, to:	Barry M. Brookstein
PO Box 6465
Carmel, California 93821

with a copy to:

or, in the case of any of the parties to this Agreement, at such other address as such party shall have furnished to each of the other parties to this Agreement in accordance with this paragraph 7(d).  Each such notice, demand, request or other communication shall be deemed given (x) on the date of such delivery by hand, (y) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (z) three business days following such mailing.

(e)           Successors and Assigns; Holders and Third Parties as Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns.

(f)            Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)           Headings.  The headings of the articles, sections, paragraphs and their usage in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings or interpretations of the terms contained in this Agreement.

(h)           Governing Law.  This Agreement and the rights, obligations and liabilities of the parties to this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

(i)            Severability: Specific Enforcement.  In the event that any one or more of the provisions contained in this Agreement, or the application of this Agreement in any circumstances, is held invalid, illegal, or unenforceable for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties to this Agreement shall be enforceable to the fullest extent permitted by law.  Each of the parties hereto acknowledge that the other party(ies) hereto would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of any other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other party(ies) shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

(j)           Entire Agreement; Survival.  This Agreement and the agreements referred to in this Agreement are intended by the parties as a final expression of their agreements and are intended to be a complete and exclusive statement of the agreements and understandings of the parties in respect of the subject matter contained in this Agreement and therein.  There are no restrictions, promises, representations, warranties or undertakings, with respect to the subject matter of this Agreement, other than those set forth or referred to in this Agreement and therein.  This Agreement and the agreements referred to in this Agreement supersede all prior agreements and understandings between the parties with respect to such subject matters.

(k)           Binding Nature.  This Agreement shall be binding upon and inure to the benefit of the parties hereto.  Neither CSC nor Warrantholder may assign or transfer any rights under this Agreement.

(l)            Use of Certain Terms and References.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall to this Agreement as a whole and not to any particular provision of this Agreement; the term “or” shall be deemed to include the term “and/or;” singular or plural tenses shall be deemed to include the opposite whenever the context so indicates or requires; and article, section, subsection, paragraph, clause, schedule and exhibit references are to this Agreement unless otherwise specified.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CSC:

Compliance Systems Corporation

By:
Barry M. Brookstein
Chief Financial Officer

WARRANTHOLDER:

Barry M. Brookstein

EXHIBIT I

List of Old Warrants

Date of Issuance	Number of Warrants	Expiration Date	Stated Exercise Price
June 24, 2009	1,000,000	June 23, 2014	$0.05	*
June 24, 2009	1,000,000	June 23, 2014	$0.05	*
June 30, 2009	1,200,000	June 29, 2014	$0.05	*
June 30, 2009	2,800,000	June 29, 2014	$0.05	*
September 30, 2009	600,000	September 29, 2014	$0.05	*
September 30, 2009	1,200,000	September 29, 2014	$0.05	*
December 31, 2009	600,000	December 30, 2014	$0.05	*
December 31, 2009	2,000,000	December 30, 2014	$0.05	*
December 31, 2009	90,000	December 30, 2014	$0.05	*
January 1, 2010	12,000,000	December 31, 2014	$0.01	*
January 1, 2010	450,000	December 31, 2014	$0.01	*
March 31, 2010	1,500,000	March 30, 2015	$0.01	*
June 30, 2010	1,500,000	June 29, 2015	$0.01	*
July 7, 2010	6,000,000	July 6, 2015	$0.01	*
July 7, 2010	225,000	July 6, 2015	$0.01	*
September 30, 2010	1,500,000	September 29, 2015	$0.01	*
October 1, 2010	6,000,000	September 30, 2015	$0.01	*
October 1, 2010	225,000	September 30, 2015	$0.01	*
December 31, 2010	1,500,000	December 30, 2015	$0.0012	*
January 1, 2011	6,000,000	December 31, 2015	$0.0012	*
January 1, 2011	225,000	December 31, 2015	$0.0012	*
March 31, 2011	1,500,000	March 30, 2016	$0.001
April 1, 2011	6,000,000	March 31, 2016	$0.001
April 1, 2011	225,000	March 31, 2016	$0.001

* Prior to giving effect to all anti-dilution adjustments permitted under the Old Warrant Certificates.

EXHIBIT II

FORM OF
NEW WARRANT CERTIFICATE

NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH WARRANTS HAVE BEEN ACQUIRED, AND ANY SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS ARE REQUIRED TO BE ACQUIRED, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH WARRANTS AND/OR SUCH SHARES OR OTHER SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH WARRANTS AND SUCH SHARES OR OTHER SECURITIES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.

VOID AFTER 5:00 P.M. ON MAY 11, 2016

COMPLIANCE SYSTEMS CORPORATION
COMMON STOCK PURCHASE WARRANT CERTIFICATE

55,340,000 Common Stock Purchase Warrants

Glen Cove, New York
Warrant Certificate Number: 2011- _____	As of May 12, 2011

THIS IS TO CERTIFY THAT, for value received, Barry M. Brookstein (the “Warrantholder”), is the registered owner of the number of common stock purchase warrants (each, a “Warrant”) of Compliance Systems Corporation, a Nevada corporation (the “Company”), set forth above, each Warrant entitling the owner thereof to purchase from the Company, at a purchase price of $0.001 per Warrant (the “Purchase Price”), as adjusted from time to time in accordance with section 3 of this Warrant Certificate, at any time on or after the Commencement Date (as defined in paragraph 1(b) below) and terminating at 5:00 p.m., Glen Cove, New York time, on May 11, 2016 (the “Expiration Time”), one duly authorized, validly issued, fully paid and non-assessable share (each, a “Warrant Share”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company, subject to the terms and conditions contained herein.  The number of Warrants evidenced by this Warrant Certificate (and the number and kind of securities which may be purchased upon exercise of the Warrants), and the Purchase Price per Warrant Share, each as set forth above, are as of the date hereof.  As provided herein, the Purchase Price and the number of shares of Common Stock or other securities which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

This Warrant Certificate, together with any warrant certificate(s) issued in replacement or substitution hereof (as provided for herein) evidencing all or part of the Warrants evidenced hereby, are sometimes collectively referred to herein as the “Warrant Certificates.”

The rights of the registered holder of this Warrant Certificate shall be subject to the following further terms and conditions:

1.           Exercise of Warrants.

(a)     The Warrants may be exercised, in whole or in part, at any time and from time to time, during the period commencing on the Commencement Date and terminating at the Expiration Time by surrendering this Warrant Certificate, with the Exercise Form provided for herein duly completed and executed by the Warrantholder or by the Warrantholder’s duly authorized attorney-in-fact, at the principal office of the Company, presently located at 50 Glen Street - Suite 308, Glen Cove, New York 11542, or at such other office or agency in the United States as the Company may designate by notice in writing to the Warrantholder (in either event, the “Company Offices”), accompanied by payment in full, either in the form of cash, bank cashier’s check or certified check payable to the order of the Company, of the Purchase Price payable in respect of the Warrants being exercised.

(b)           For purposes of this Warrant Certificate, the term “Commencement Date” shall mean May 12, 2011.

(c)           Notwithstanding anything to the contrary contained in paragraph 1(a), payment of the applicable Purchase Price may be made by means of a “cashless exercise” through the surrender of the number of Warrants and receipt of the number of shares of Common Stock (in each case, as adjusted to reflect the provisions of section 3), determined based upon the following formula:

X=	Y(A-B)
A
where:	X =	the number of shares of Common Stock to be issued to Warrantholder upon exercise pursuant to this paragraph 1(c);
Y =	the number of shares of Common Stock issuable upon exercise of the Warrants so surrender, without giving effect to this paragraph 1(c);
A =
the per share Current Market Price (as such term is defined in paragraph 3(e)) on the date of delivery to the Company at the Company Offices of this Warrant Certificate and completed Exercise Form; and

B =	the Purchase Price in effect on the date of delivery to the Company at the Company Offices of this Warrant Certificate and completed Exercise Form.

(d)          On the day immediately following the date of a valid exercise of any Warrants, the Warrantholder exercising such Warrant(s) shall be deemed to have become the holder of record for all purposes of the Warrant Shares to which such valid exercise relates.

(e)          As soon as practicable, but not in excess of five days, after the valid exercise of all or part of the Warrants evidenced by this Warrant Certificate, the Company, at the Company’s expense (including the payment by Company of any applicable issuance and similar taxes), will cause to be issued in the name of and delivered to the Warrantholder, or such other party identified in the purchase form, certificates evidencing the number of duly authorized, validly issued, fully paid and non-assessable Warrant Shares to which the Warrantholder, or such other party identified in the Exercise Form, shall be entitled upon such exercise, as adjusted to reflect the effects, if any, of the anti-dilution provisions of section 3 of this Warrant Certificate, such certificates to be in such reasonable denominations as Holder shall request when delivering the duly completed Exercise Form.

(f)          No certificates for fractional Warrant Shares shall be issued upon the exercise of any of the Warrants but, in lieu thereof, the Company shall, upon exercise of all the Warrants, round up any fractional Warrant Shares to the nearest whole share of Common Stock.

(g)          If fewer than all of the Warrants are exercised, the Company shall, upon each exercise prior to the Expiration Time, execute and deliver to the Warrantholder a new Warrant Certificate (dated as of the date hereof) evidencing the balance of the Warrants that remain exercisable.

2.           Issuance of Common Stock; Reservation of Warrant Shares.  The Company covenants and agrees that:

(a)          All Warrant Shares which may be issued upon the exercise of all or part of the Warrants will, upon issuance in accordance with the terms hereof, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof;

(b)          At all times prior to the Expiration Time, the Company shall keep reserved for issuance a sufficient number of authorized shares of Common Stock to permit the exercise in full of the Warrants evidenced by this Warrant Certificate; and
(c)           If any shares of Common Stock to be reserved for the purpose of the issuance of Warrant Shares upon the exercise of Warrants require registration with, or approval of, any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will promptly use its best efforts to effect such registration or obtain such approval, as the case may be.

3.           Adjustments of Purchase Price, Number and Character of Warrant Shares, Number of Warrants.  The Purchase Price and the number and kind of securities purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time upon the happening of the events enumerated in this section 3.

(a)           Stock Dividends, Subdivisions and Combinations.  In case the Company shall at any time on or before the Expiration Time:
(i)           pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock or such other stock to holders of all its outstanding shares of Common Stock;
(ii)          subdivide, reclassify or recapitalize the outstanding shares of Common Stock into a greater number of shares;
(iii)         combine, reclassify or recapitalize the outstanding shares of Common Stock into a smaller number of shares of Common Stock; or
(iv)         issue by reclassification of shares of Common Stock into any other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation);
then the number and kind of Warrant Shares purchasable upon exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which the Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised in full immediately prior to the earlier of the happening of such event or any record date in respect thereto.  In the event of any adjustment of the number of Warrant Shares purchasable upon the exercise of each then outstanding Warrant pursuant to this paragraph 3(a), the Purchase Price shall be adjusted to be the amount resulting from dividing the number of shares of Common Stock (including fractional shares of Common Stock) covered by such Warrant immediately after such adjustment into the total amount payable upon exercise of such Warrant in full immediately prior to such adjustment.  An adjustment made pursuant to this paragraph 3(a) shall become effective immediately after the effective date of such event retroactive to the record date for any such event.  Such adjustment shall be made successively whenever any event listed in clauses (i) through (iv) of this paragraph 3(a) shall occur.

(b)           Extraordinary Dividends.  In case the Company shall, at any time on or before the Expiration Time, fix a record date for the issuance of rights, options, or warrants to all holders of outstanding shares of Common Stock, entitling such holders (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) at a price per share of Common Stock (or having an exchange or conversion price per share of Common Stock, with respect to a security exchangeable for or convertible into shares of Common Stock) which is lower than the Purchase Price on such record date, then the Purchase Price shall be adjusted so that the Purchase Price, as so adjusted, shall equal the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at the Purchase Price and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible).  Such adjustment shall become effective at the close of business on such record date; provided, however, to the extent that shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) are not delivered after the expiration of such rights, options, or warrants, the Purchase Price shall be readjusted (but only with respect to Warrants exercised after such expiration) to the Purchase Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) actually issued.  In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company and shall be described in a statement mailed to the Warrantholder.  Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

(c)           Extraordinary Distributions.  In case the Company shall, at any time on or before the Expiration Time, distribute to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of the Company’s indebtedness or assets (excluding cash dividends and distributions payable out of consolidated net income or earned surplus in accordance with Nevada law and dividends or distributions payable in shares of stock described in paragraph 3(a) of this Warrant Certificate) or rights, options, or warrants or exchangeable or convertible securities containing the right to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock), then the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to the record date for such distribution by a fraction, of which (i) the numerator shall be the Purchase Price as in effect on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the evidences of indebtedness or assets so to be distributed or of such rights, options or warrants applicable to one share of Common Stock and (ii) the denominator shall be the Purchase Price as in effect on such record date.  Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for such transaction.

(d)           Capital Reorganizations and Other Reclassifications.  In case of any capital reorganization of the Company, or of any reclassification of the shares of Common Stock (other than a reclassification, subdivision or combination of shares of Common Stock referred to in paragraph 3(a) of this Warrant Certificate), or in case of the consolidation of the Company with, or the merger of the Company with, or merger of the Company into, any other corporation (other than a reclassification of the shares of Common Stock referred to in paragraph 3(a) of this Warrant Certificate or a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity occurring on or before the Expiration Time, each Warrant shall, after such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale, be exercisable, upon the terms and conditions specified in this Warrant Certificate, for the kind, amount and number of shares or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled to receive upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale; and in any such case, if necessary, the provisions set forth in this section 3 with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of the Warrants.  The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the Warrantholder such shares, securities, assets, or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations hereunder.  The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the shares of Common Stock for purposes of this paragraph 3(d).

(e)           Minimum Adjustment.  Except as hereinafter provided, no adjustment of the Purchase Price hereunder shall be made if such adjustment results in a change of the Purchase Price then in effect of less than one cent ($.001) per share.  Any adjustment of less than one-tenth of one cent ($.001) per share of any Purchase Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with adjustment or adjustments so carried forward, amounts to one-tenth of one cent ($.001) per share or more.  However, upon exercise of this Warrant Certificate, the Company shall make all necessary adjustments (to the nearest one-tenth of a cent) not theretofore made to the Purchase Price up to and including the effective date upon which this Warrant Certificate is exercised.

(f)           Notice of Adjustments.  Whenever the Purchase Price shall be adjusted pursuant to this section 3, the Company shall promptly deliver a certificate signed by the President or a Vice President and by the Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), by first class mail postage prepaid to the Warrantholder.

(g)           Adjustments to Other Securities.  In the event that at any time, as a result of an adjustment made pursuant to this section 3, the Warrantholder shall become entitled to purchase any shares or securities of the Company other than the shares of Common Stock, thereafter the number of such other shares or securities so purchasable upon exercise of each Warrant and the purchase price for such shares or securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as possible to the provisions with respect to the shares of Common Stock contained in paragraphs 3(a), 3(b), 3(c) and 3(d) of this Warrant Certificate.

(h)           Deferral of Issuance of Additional Shares in Certain Circumstances.  In any case in which paragraph 3(b) of this Warrant Certificate shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of a Warrant exercised after such record date the shares of Common Stock, if any, issuable upon such exercise over and above the Warrant Shares, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver as soon as practicable to such holder a due bill or other appropriate instrument provided by the Company evidencing such holder’s right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

4.           Definition of Common Stock.  The Common Stock issuable upon exercise of the Warrants shall be the Common Stock as constituted on the Commencement Date, except as otherwise provided in section 3 of this Warrant Certificate.

5.           Replacement of Warrant Certificates.  If this Warrant Certificate shall be lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may in the Company’s discretion reasonably impose, issue a new certificate of like tenor or date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.  Any such new certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

6.           Registration.  This Warrant Certificate, as well as all other warrant certificates representing Warrants shall be numbered and shall be registered in a register (the “Warrant Register”) maintained at the Company Offices as they are issued.  The Warrant Register shall list the name, address and Social Security or other federal taxpayer identifying number, if any, of all Warrantholders.  The Company shall be entitled to treat the Warrantholder as set forth in the Warrant Register as the owner in fact of the Warrants as set forth therein for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

7.            Transfer.

(a)           NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH WARRANTS HAVE BEEN ACQUIRED, AND ANY SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS ARE REQUIRED TO BE ACQUIRED, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH WARRANTS AND/OR SUCH SHARES OR OTHER SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH WARRANTS AND SUCH SHARES OR OTHER SECURITIES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.

(b)           In the event of a transfer of any Warrants in accordance with this section 7, the Company shall, upon the surrender of this Warrant Certificate with the Assignment Form completed, dated and signed, execute and deliver to the transferee a new warrant certificate, substantially in form to this Warrant Certificate, evidencing the number of Warrants so transferred to such transferee and naming the transferee as the Warrantholder.

8.           Exchange of Warrant Certificates.  This Warrant Certificate may be exchanged for another certificate or certificates entitling the Warrantholder thereof to purchase a like aggregate number of Warrant Shares as this Warrant Certificate entitles such Warrantholder to purchase.  A Warrantholder desiring to so exchange this Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender this Warrant Certificate therewith.  Thereupon, the Company shall execute and deliver to the person entitled thereto a new certificate or certificates, as the case may be, as so requested.

9.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when delivered in person, against written receipt therefor, or two days after being sent, by registered or certified mail, postage prepaid, return receipt requested, and, if to the Warrantholder, at such address as is shown on the Warrant Register or as may otherwise may have been furnished to the Company in writing in accordance with this section 9 by the Warrantholder and, if to the Company, at the Company Offices or such other address as the Company shall give notice thereof to the Warrantholder in accordance with this section 9.

10.           Registration Rights.

(a)           Defined Terms.  As used in this section 10, terms defined elsewhere herein shall have their assigned meanings and each of the following terms shall have the following meanings (such definitions to be applicable to both the plural and singular of the terms defined):
(i)           Registerable Securities.  The term “Registerable Securities” shall mean any of the Warrant Shares or other securities issuable upon exercise of any of the Warrants originally issued to Barry M. Brookstein (the “Original Holder”) pursuant to that certain Warrant Exchange Agreement, dated as of May 12, 2011, between the Original Holder and the Company, and represented, in whole or part, by this Warrant Certificate.  For the purposes of this section 10, securities will cease to be Registerable Securities when:
(A)           a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such Registerable Securities has been declared effective and (1) such Registerable Securities have been disposed of pursuant to such effective registration statement or (2) such registration statement has remained effective for 270 consecutive days, or
(B)           such Registerable Securities are distributed to the public pursuant to the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, including, without limitation, Rules 144 and 144A promulgated under the Securities Act and the Company has delivered new certificates or other evidences of ownership for such securities which are not subject to any stop transfer order or other restriction on transfer;
(ii)           Rightsholders.  The term “Rightsholders” shall include the Warrantholder, all successors and assigns of the Warrantholders and all transferees of Registerable Securities (and/or Warrants exercisable for Warrant Shares) where such transfer affirmatively includes the transfer and assignment of the rights of the transferor-Warrantholder under this Warrant Certificate with respect to the transferred Registerable Securities and such transferee agrees in writing to assume all of the transferor-Warrantholder’s agreements, obligations and liabilities under this section 10 with respect to the transferred Registerable Securities; and

(iii)           Interpretations of Terms.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this section 10 shall refer to this section 10 as a whole and not to any particular provision of this section 10, and subsection, paragraph, clause, schedule and exhibit references are to this section 10 unless otherwise specified.

(b)           Piggy-Back Registration.
(i)           Piggy-Back Registration Rights.  If, at any time on or prior to the first anniversary of the Expiration Time, the Company (or any successor of the Company, by merger or otherwise) proposes to file a registration statement under the Securities Act with respect to an offering by the Company or any other party of any class of equity security similar to any Registerable Securities (other than a registration statement on Form S-4 or S-8 or any successor form or a registration statement filed solely in connection with an exchange offer, a business combination transaction or an offering of securities solely to the existing shareholders or employees of the Company), then the Company, on each such occasion, shall give written notice (each, a “Company Piggy-Back Notice”) of such proposed filing to all of the Rightsholders owning Registerable Securities at least twenty days before the anticipated filing date of such registration statement, and such Company Piggy-Back Notice also shall be required to offer to such Rightsholders the opportunity to register such aggregate number of Registerable Securities as each such Rightsholder may request.  Each such Rightsholder shall have the right, exercisable for the fifteen days immediately following the giving of a Company Piggy-Back Notice, to request, by written notice (each, a “Holder Notice”) to the Company, the inclusion of all or any portion of the Registerable Securities of such Rightsholders in such registration statement.  The Company shall use commercially best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the inclusion of the Registerable Securities which were the subject of all Holder Notices in such underwritten offering on the same terms and conditions as any similar securities of the Company included therein.  Notwithstanding anything to the contrary contained in this subparagraph 10(b)(i), if the managing underwriter(s) of such underwritten offering or any proposed underwritten offering delivers a written opinion to the Rightsholders of Registerable Securities which were the subject of all Holder Notices that the total amount and kind of securities which they, the Company and any other person intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the accounts of such Rightsholders and persons other than the Company shall be eliminated or reduced pro rata (based on the amount of securities owned by such Rightsholders and other persons which carry registration rights) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) in the managing underwriter’s written opinion.
(ii)           Number of Piggy-Back Registrations; Expenses.  The Rightsholders shall be entitled, in the aggregate, to two Piggy-Back Registrations.  Subject to the provisions of paragraph 10(d) of this Warrant Certificate, the Company will pay all Registration Expenses in connection with any registration of Registerable Securities effected pursuant to this paragraph 10(b), but the Company shall not be responsible for the payment of any underwriter’s discount, commission or selling concession in connection therewith.
(iii)           Withdrawal or Suspension of Registration Statement.  The Company shall have the absolute right, whether before or after the giving of a Company Piggy-Back Notice or Holder Notice, to determine not to file a registration statement to which the Rightsholders shall have the right to include their Registerable Securities therein pursuant to this paragraph 10(b), to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement.  In the event of such a determination after the giving of a Company Piggy-Back Notice, the Company shall give notice of such determination to all Rightsholders and, thereupon, (A) in the case of a determination not to register or to withdraw such registration statement, the Company shall be relieved of its obligation under this paragraph 10(b) to register any of the Registerable Securities in connection with such registration and (B) in the case of a determination to delay the registration, the Company shall be permitted to delay or suspend the registration of Registerable Securities pursuant to this paragraph 10(b) for the same period as the delay in the registration of such other securities.  No registration effected under this paragraph 10(b) shall relieve the Company of its obligation to effect any registration upon demand otherwise granted to a Rightsholder under any other agreement with the Company.

(c)           Registration Procedures.
(i)           Obligations of the Company.  The Company will, in connection with any registration pursuant to paragraph 10(b) of this Warrant Certificate, as expeditiously as possible:
(A)           prepare and file with the Commission a registration statement under the Securities Act on any appropriate form chosen by the Company, in the Company’s sole discretion, which shall be available for the sale of all Registerable Securities in accordance with the intended method(s) of distribution thereof set forth in all applicable Holder Notices, and use the Company’s commercially best efforts to cause such registration statement to become effective as soon thereafter as reasonably practicable but in no event more than 100 days after receipt of such notices or requests; provided, that, at least five business days before filing with the Commission of such registration statement, the Company shall furnish to each Rightsholder whose Registerable Securities are included therein draft copies of such registration statement, including all exhibits thereto and documents incorporated by reference therein, and, upon the reasonable request of any such Rightsholder, shall continue to provide drafts of such registration statement until filed, and, after such filing, the Company shall, as diligently as practicable, provide to each such Rightsholders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), all exhibits thereto and documents incorporated by reference therein and such other documents as such Rightsholder may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such Rightsholder and included in such registration statement; provided, further, the Company shall modify or amend the registration statement as it relates to such Rightsholder as reasonably requested by such Rightsholder on a timely basis, and shall reasonably consider other changes to the registration statement (but not including any exhibit or document incorporated therein by reference) reasonably requested by such Rightsholder on a timely basis, in light of the requirements of the Securities Act and any other applicable laws and regulations; and provided, further, that the obligation of the Company to effect such registration and/or cause such registration statement to become effective, may be postponed for (1) such period of time when the financial statements of the Company required to be included in such registration statement are not available (due solely to the fact that such financial statements have not been prepared in the regular course of business of the Company) or (2) any other bona fide corporate purpose, but then only for a period not to exceed 60 calendar days;
(B)           prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for up to nine months; and cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed to the extent required pursuant to Rule 424 promulgated under the Securities Act, during such nine-month period; and otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registerable Securities covered by such registration statement during the applicable period in accordance with the intended method(s) of disposition of such Registerable Securities set forth in such registration statement, prospectus or supplement to such prospectus;
(C)           notify the Rightsholders whose Registerable Securities are included in such registration statement and the managing underwriter(s), if any, of an underwritten offering of any of the Registerable Securities included in such registration statement, and confirm such advice in writing, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by subclause (J)(1) of subparagraph 10(c)(i) of this Warrant Certificate cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registerable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement or prospectus so that such registration statement, prospectus or document incorporated by reference will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(D)           make commercially best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment and to prevent the entry of such an order;
(E)           use commercially best efforts to register or qualify the Registerable Securities included in such registration statement under such other securities or blue sky laws of such jurisdictions as any Rightsholder whose Registerable Securities are included in such registration statement reasonably requests in writing and do any and all other acts and things which may be necessary or advisable to enable such Rightsholder to consummate the disposition in such jurisdictions of such Registerable Securities; provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (E), (2) subject itself to taxation in any such jurisdiction or (3) take any action which would subject it to general service of process in any such jurisdiction;
(F)           make available for inspection by each Rightsholder whose Registerable Securities are included in such registration, any underwriter(s) participating in any disposition pursuant to such registration statement, and any representative, agent or employee of or attorney or accountant retained by any such Rightsholder or underwriter(s) (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility (or establish a due diligence defense), and cause the officers, directors and employees of the Company to supply all information reasonably requested by any of the Inspectors in connection with such registration statement; provided, that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors, unless (1) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (2) the disclosure of such Records is required by any applicable law or regulation or any governmental regulatory body with jurisdiction over such Rightsholder or underwriter; provided, further, that such Rightsholder or underwriter(s) agree that such Rightsholder or underwriter(s) will, upon learning the disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;
(G)           cooperate with the Rightsholders whose Registerable Securities are included in such registration statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registerable Securities to be sold thereunder, not bearing any restrictive legends, and enable such Registerable Securities to be in such denominations and registered in such names as such Rightsholder or any managing underwriter(s) may reasonably request at least two business days prior to any sale of Registerable Securities;
(H)           comply with all applicable rules and regulations of the Commission and promptly make generally available to its security holders an earnings statement covering a period of twelve months commencing, (1) in an underwritten offering, at the end of any fiscal quarter in which Registerable Securities are sold to underwriter(s), or (2) in a non-underwritten offering, with the first month of the Company’s first fiscal quarter beginning after the effective date of such registration statement, which earnings statement in each case shall satisfy the provisions of Section 10(a) of the Securities Act;
(I)           provide a CUSIP number for all Registerable Securities not later than the effective date of the registration statement relating to the first public offering of Registerable Securities of the Company pursuant hereto;

(J)           enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Rightsholders holding a majority of the Registerable Securities included in such registration statement or the managing underwriter(s) in order to expedite and facilitate the disposition of such Registerable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (1) make such representations and warranties, if any, to the holders of such Registerable Securities and any underwriter(s) with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriter(s) in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and updates thereof addressed to each such Rightsholder and the underwriter(s), if any, with respect to the registration statement, prospectus and documents incorporated by reference, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Rightsholders and underwriter(s), (3) obtain a “cold comfort” letter and updates thereof from the Company’s independent certified public accountants addressed to such Rightsholders and to the underwriter(s), if any, which letters shall be in customary form and cover matters of the type customarily covered in “cold comfort” letters by accountants in connection with underwritten offerings, and (4) deliver such documents and certificates as may be reasonably requested by the Rightsholders holding a majority of such Registerable Securities and managing underwriter(s), if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; each such action required by this clause (J) shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder; and
(K)           if requested by the holders of a majority of the Registerable Securities included in such registration statement, use its best efforts to cause all Registerable Securities which are included in such registration statement to be listed, subject to notice of issuance, by the date of the first sale of such Registerable Securities pursuant to such registration statement, on each securities exchange, if any, on which securities similar to the Registered Securities are listed.
(ii)           Obligations of Rightsholders.  In connection with any registration of Registerable Securities of a Rightsholder pursuant to paragraph 10(b) of this Warrant Certificate:
(A)           The Company may require that each Rightsholder whose Registerable Securities are included in such registration statement furnish to the Company such information regarding the distribution of such Registerable Securities and such Rightsholder as the Company may from time to time reasonably request in writing;
(B)           Each Rightsholder, upon receipt of any notice from the Company of the happening of any event of the kind described in subclauses (2), (3), (5) and (6) of clause 10(c)(i)(C) of this Warrant Certificate, shall forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until such Rightsholder’s receipt of the copies of the supplemented or amended prospectus contemplated by subclause (1) of said clause 10(c)(i)(C), or until such Rightsholder is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed, and until such Rightsholder has received copies of any additional or supplemental filings which are incorporated by reference in or to be attached to or included with such prospectus, and, if so directed by the Company, such Rightsholder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in the possession of such Rightsholder, of the current prospectus covering such Registerable Securities at the time of receipt of such notice; the Company shall have the right to demand that such Rightsholder or other holder verify its agreement to the provisions of this clause (B) in any Holder Notice of the Rightsholder or in a separate document executed by the Rightsholder; and
(C)           Each Rightsholder agrees that in an underwritten offering it will not, without the consent of the managing underwriter, dispose of or offer any securities of the Company for the period of restrictions on the sale or disposal of securities of the Company imposed, or consented to, by any principal shareholder of the Company.

(d)           Registration Expenses.  All expenses incident to the performance of or compliance with this Warrant Certificate by the Company, including, without imitation, all registration and filing fees of the Commission, Financial Industry Regulatory Authority and other appropriate agencies, whether public, quasi-public or private, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registerable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing, if any, of the Registerable Securities on any securities exchange and fees and disbursements of counsel for the Company and the Company’s independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incidental to such performance), Securities Act or other liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of any other person retained by the Company (but not including any underwriting discounts or commissions attributable to the sale of Registerable Securities or other out-of-pocket expenses of the Rightsholders, or the agents who act on their behalf, unless reimbursement is specifically approved by the Company) will be borne by the Company.  All such expenses are herein referred to as “Registration Expenses.”

(e)           Indemnification: Contribution.
(i)           Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Rightsholder, its officers and directors and each person who controls such Rightsholder (within the meaning of the Securities Act), if any, and any agent thereof against all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation (including reasonable attorney’s fees and expenses of investigation) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information with respect to such Rightsholder furnished in writing to the Company by such Rightsholder expressly for use therein.
(ii)           Indemnification by Rightsholder.  In connection with any registration statement in which a Rightsholder is participating, each such Rightsholder will be required to furnish to the Company in writing such information with respect to such Rightsholder as the Company reasonably requests for use in connection with any such registration statement or prospectus, and each Rightsholder agrees to the extent it is such a holder of Registerable Securities included in such registration statement, and each other such holder of Registerable Securities included in such Registration Statement will be required to agree, to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company and each person who controls the Company (within the meaning of the Securities Act) and any agent thereof, against any losses, claims, damages, liabilities and expenses (including reasonable attorney’s fees and expenses of investigation incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact necessary, to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they are made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon information relating to such Rightsholder or other holder furnished in writing to the Company expressly for use therein.

(iii)           Conduct of Indemnification Proceedings.  Promptly after receipt by an indemnified party under this paragraph 10(e) of written notice of the commencement of any action, proceeding, suit or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Warrant Certificate, such indemnified party shall notify in writing the indemnifying party of such commencement or threat; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party (A) hereunder, unless the indemnifying party is actually prejudiced thereby, or (B) otherwise than under this paragraph 10(e).  In case any such action, suit or proceeding shall be brought against any indemnified party, and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and the indemnifying party shall assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and the obligation to pay all expenses relating thereto.  The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such action, suit or proceeding or to employ counsel reasonably satisfactory to the indemnified party therein or to pay all expenses relating thereto or (C) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and which may result in a conflict between the indemnifying party and such indemnified party (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party).
(iv)	Contribution.
(A)           If the indemnification provided for in this paragraph 10(e) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and indemnified party, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitation set forth in subparagraph 10(e)(v) of this Warrant Certificate, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
(B)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this subparagraph 10(e)(iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in clauses (A) and (B) of the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(v)           Limitation.  Anything to the contrary contained in this paragraph 10(e) or in paragraph 10(f) of this Warrant Certificate notwithstanding, no holder of Registerable Securities shall be liable for indemnification and contribution payments aggregating an amount in excess of the maximum dollar amount of the net proceeds received by such holder in connection with any sale of Registerable Securities as contemplated herein.

(f)           Participation in Underwritten Registration.  No Rightsholder may participate in any underwritten registration hereunder unless such Rightsholder (i) agrees to sell such holder’s securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Regulation M under the Exchange Act and (ii) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement; provided, that all such documents shall be consistent with the provisions of paragraph 10(e) of this Warrant Certificate.

11.           Miscellaneous.  This Warrant Certificate and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  This Warrant Certificate is deemed to have been delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State.  The headings in this Warrant Certificate are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

12.           Expiration.  Unless as hereinafter provided, the right to exercise the Warrants shall expire at the Expiration Time.

13.           No Rights as Shareholder; Notice to Warrantholder.

(a)           Nothing contained in this Warrant Certificate shall be constructed as conferring upon the Warrantholder the right to vote or to receive distributions or to consent to or receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any other rights whatsoever as shareholder of the Company.

(b)           The Company shall give notice to the Warrantholder by postage-paid, certified mail, return receipt requested, if, at any time prior to the Expiration Time, any of the following events shall occur:
(i)           the Company shall authorize the payment of any distributions upon Common Stock payable in any securities or authorize the making of any distribution (other than a cash distribution subject to the second parenthetical set forth in section 3(c) of this Warrant Certificate) to all holders of Common Stock;
(ii)          the Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or of any other subscription rights, options or warrants;
(iii)         a dissolution, liquidation or winding up of the Company (including, without limitation, a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or
(iv)         a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock) or any consolidation or merger of the Company with or into another corporation (excluding any consolidation or merger in which the Company is the continuing company and that does not result in any reclassification of, or change to, the Common Stock then outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

Such giving of notice shall be given (x) at least twenty business days (a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed) prior to the date fixed as a record date or effective date or the date of closing of the Company’s transfer books for the determination of the holders entitled to such distribution or subscription rights, or for the determination of the holders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation, winding up or conversion to corporate or other form.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.  In addition, the Company shall provide to Warrantholder, at the same time such notice is provided, such information relating to such distribution or subscriptions rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation, winding up or conversion to corporate or other form as may be reasonably necessary for Warrantholder to make an informed decision whether to exercise Warrantholder’s rights as evidenced by this Warrant Certificate.

14.           Severability.  If any term or other provision of this Warrant Certificate is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Warrant Certificate shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either the Company or Warrantholder.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and Warrantholder shall negotiate in good faith to modify this Warrant Certificate so as to effect the original intent of the Company and the Original Holder in connection with the issuance of the Warrants, to the greatest extent possible.  Any provision of this Warrant Certificate held invalid or unenforceable only in part, degree or in certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable.

IN WITNESS WHEREOF, Compliance Systems Corporation has caused this Warrant Certificate to be executed by its officer thereunto duly authorized.

Dated: As of May 12, 2011	Compliance Systems Corporation

By:
Barry M. Brookstein
Chief Financial Officer

EXERCISE FORM

TO:           Compliance Systems Corporation

The undersigned hereby irrevocably elects to exercise its warrant exercise rights evidenced by this Warrant Certificate to the extent of purchasing _______________ shares of the common stock, par value $0.001 per share, of Compliance Systems Corporation and hereby makes payment of the aggregate Purchase Price therefor as follows:

CHOOSE AND COMPLETE ONE:

☐
Tendering, contemporaneous with the delivery of this Warrant Certificate, the amount of $_____________ in the form of (a) cash or (b) bank cashier’s or certified check payable to the order of “Compliance Systems Corporation”

☐	Surrendering _________ Warrants evidenced by this Warrant Certificate in accordance with paragraph 1(c) of this Warrant Certificate.

INSTRUCTIONS FOR REGISTRATION OF STOCK
(Please type or print in block letters)

Name:

Taxpayer Identification Number:

Address:

Signature:
(Signature must conform in all respects to the name of the Warrantholder as set forth on the face of this Warrant Certificate.)

Date:

ASSIGNMENT FORM
(Please type or print in block letters)

FOR VALUE RECEIVED, ________________________________________________________

hereby sells, assigns and transfers unto:

Name:
Taxpayer
Identification
Number:

Address:

this Warrant Certificate and the Warrants represented by this Warrant Certificate to the extent of ________________ Warrants and does hereby irrevocably constitute and appoint ___________________________ Attorney-in-Fact, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:

Signature:
(Signature must conform in all respects to the name of the Warrantholder as set forth on the face of this Warrant Certificate.)